Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC. REPORTS SECOND

CONSECUTIVE YEAR OF RECORD ANNUAL OPERATING RESULTS

Tontitown, Arkansas, February 13, 2023...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“the Company”) today reported net income of $18.0 million, or diluted and basic earnings per share of $0.81, for the quarter ended December 31, 2022, and net income of $90.7 million, or diluted earnings per share of $4.04 ($4.08 basic), for the year ended December 31, 2022. These results compare to net income of $27.9 million, or diluted earnings per share of $1.24 ($1.25 basic), for the quarter ended December 31, 2021, and net income of $76.5 million, or diluted earnings per share of $3.35 ($3.37 basic), for the year ended December 31, 2021. Net income and diluted earnings per share for the fourth quarter ended December 31, 2022 includes the negative impact of a loss estimate for a claim anticipated to settle in excess of insurance policy limits. Excluding the negative impact of this loss estimate, adjusted (non-GAAP) net income for the quarter ended December 31, 2022 was $24.0 million, or adjusted (non-GAAP) diluted and basic earnings per share of $1.08.

Consolidated operating revenues increased 11.1% to $237.6 million for the fourth quarter of 2022 compared to $213.9 million for the fourth quarter of 2021. For the year ended December 31, 2022, consolidated operating revenues increased 33.9% to $946.9 million compared to $707.1 million for the year ended December 31, 2021.

Joe Vitiritto, President of the Company, commented, “I am proud of our team’s results and how we navigated 2022’s challenges. Our driving associates have my utmost respect and admiration. Without them we couldn’t have achieved these results. We did not see a traditional peak in the fourth quarter as we anticipated, but our entire team stepped up to the challenge and navigated a challenging environment well. We continue to remain focused on continually improving and delivering value to our customers, our team members and our shareholders in 2023.”

Liquidity, Capitalization, and Cash Flow

As of December 31, 2022, we had an aggregate of $175.5 million of cash, marketable equity securities, and available liquidity under our line of credit and $300.2 million of stockholders’ equity. Outstanding debt was $264.3 million as of December 31, 2022.

During 2022, we generated $168.8 million in operating cash flow while net capital expenditures, excluding acquisition related assets, resulted in a cash outflow of $46.6 million.

Equipment

During 2022, we achieved truck fleet growth of approximately 28%, including 17% growth related to the acquisition of the assets of Metropolitan Trucking earlier in 2022, and by December 31, 2022, we had received most trucks ordered for 2022. Our fleet growth required us to keep existing trucks longer, and that negatively impacted our truck fleet average age which increased from an average age of 1.8 years at the end of 2021 to an average age of 2.1 years at the end of 2022. We did not receive all our trailing equipment ordered for 2022 and due to growth in our truck fleet, we were required to keep older trailers longer than our preferred replacement cycle. As a result, the average age of our trailer fleet increased from an average age of 5.5 years at the end of 2021 to an average age of 6.6 years at the end of 2022. We have experienced a slight increase in repairs and maintenance costs as our equipment aged and that increase is due more to a general increase in the pricing of parts and labor needed to make the repairs than in the frequency of repairs.

Share Repurchase Program

During the fourth quarter of 2022, the Company purchased 34,113 shares of its outstanding common stock under its authorized stock repurchase program for a total cost of approximately $1.1 million, bringing the year-to-date total purchases to 210,457 shares (including 41,610 pre-split shares) at a cost of approximately $7.0 million. Approximately 331,000 shares remain available for purchase under this program.

Non-GAAP Financial Measures

In addition to our results under United States generally accepted accounting principles (GAAP), this press release also includes non-GAAP financial measures termed adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share. The Company defines adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share as GAAP operating income, GAAP operating ratio, GAAP net income and GAAP diluted earnings per share, respectively, excluding certain significant items, such as certain litigation-related charges and any tax impact associated with such items. Management believes that reporting adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share more clearly reflects the Company’s current operating results and provides investors with a better understanding of the Company’s overall financial performance. Management also believes that adjusted operating ratio is more representative of our operations when excluding the volatility of fuel prices, which we cannot control. In addition, the adjusted results, although not a financial measure under GAAP, may facilitate the ability to analyze the Company’s financial results in relation to those of its competitors and to the Company’s prior financial performance by excluding items which otherwise would distort the comparison. However, because not all companies use identical calculations, the Company's presentation of adjusted results may not be comparable to similarly titled measures of other companies. Adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, operating income, operating ratio, net income and diluted earnings per share, respectively, as defined under GAAP.

Pursuant to the requirements of Regulation G, we have provided a tabular reconciliation of GAAP operating income to adjusted operating income and adjusted operating ratio, GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share in this press release.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business or operational disruptions or uncertainties due to any further outbreaks of the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment, the price of new equipment and new equipment availability; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$203,449	$194,606	$818,751	$641,253
Fuel surcharge	34,167	19,308	128,111	65,867
Operating Revenue	237,616	213,914	946,862	707,120

Operating expenses and costs:
Salaries, wages and benefits	48,849	38,845	181,918	141,019
Operating supplies and expenses	42,849	27,853	166,005	102,228
Rent and purchased transportation	91,450	86,629	364,971	279,016
Depreciation	16,159	13,586	62,806	55,012
Insurance and claims	13,235	8,986	32,516	18,792
Other	5,415	3,789	18,128	12,295
Gain on disposition of equipment	(587)	(484)	(3,250)	(1,447)
Total operating expenses and costs	217,370	179,204	823,094	606,915

Operating income	20,246	34,710	123,768	100,205

Non-operating (expense) income	5,997	3,486	3,168	10,339
Interest expense	(2,343)	(1,668)	(7,929)	(8,039)

Income before income taxes	23,900	36,528	119,007	102,505
Income tax expense	5,917	8,637	28,334	25,989

Net income	$17,983	$27,891	$90,673	$76,516

Diluted earnings per share (1)	$0.81	$1.24	$4.04	$3.35

Average shares outstanding – Diluted (1)	22,319	22,528	22,436	22,864

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Truckload Operations
Total miles (in thousands)	52,451	44,467	203,982	182,908
Operating ratio (2)	91.0%	79.2%	83.7%	82.3%
Empty miles factor	9.03%	9.79%	9.29%	8.81%
Revenue per total mile, before fuel surcharge	$2.60	$2.94	$2.65	$2.35
Total loads	104,719	89,935	406,053	357,090
Revenue per truck per work day	$893	$1,077	$919	$864
Revenue per truck per week	$4,466	$5,385	$4,593	$4,320
Average company-driver trucks	2,056	1,545	1,915	1,582
Average owner operator trucks	405	381	394	375

Logistics Operations
Total revenue (in thousands)	$67,172	$63,863	$277,816	$211,675
Operating ratio	88.1%	88.2%	87.2%	88.7%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
	2022	2021
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$74,087	$18,509
Trade accounts receivable, net	134,739	121,854
Other receivables	6,263	7,092
Inventories	2,570	1,456
Prepaid expenses and deposits	15,729	10,962
Marketable equity securities	41,728	39,424
Income taxes refundable	5,650	277
Total current assets	280,766	199,574

Property and equipment	705,919	585,303
Less: accumulated depreciation	242,324	201,124
Total property and equipment, net	463,595	384,179

Other non-current assets	4,801	3,628
Total assets	$749,162	$587,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,917	$43,381
Accrued expenses and other liabilities	34,232	14,114
Income taxes payable	-	4,364
Current portion of long-term debt	58,815	49,544
Total current liabilities	141,964	111,403

Long-term debt, net of current portion	205,466	172,733
Deferred income taxes	101,445	86,715
Other long-term liabilities	104	420
Total liabilities	448,979	371,271

STOCKHOLDERS’ EQUITY
Common stock	223	234
Additional paid-in capital	40,472	84,472
Treasury stock, at cost	(4,000)	(169,946)
Retained earnings	263,488	301,350
Total stockholders’ equity	300,183	216,110
Total liabilities and stockholders’ equity	$749,162	$587,381

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Adjusted Operating Income and Adjusted Operating Ratio

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(Dollars in thousands)		(Dollars in thousands)
GAAP Presentation
Total operating revenue	$237,616	$213,914	$946,862	$707,120
Total operating expenses	(217,370)	(179,204)	(823,094)	(606,915)
Operating income	$20,246	$34,710	$123,768	$100,205
Operating ratio	91.5%	83.8%	86.9%	85.8%

Non-GAAP Presentation
Total operating revenue	$237,616	$213,914	$946,862	$707,120
Fuel surcharge	(34,167)	(19,308)	(128,111)	(65,867)
Revenue, excluding fuel surcharge	203,449	194,606	818,751	641,253

Total operating expenses	217,370	179,204	823,094	606,915
Less: fuel surcharge	(34,167)	(19,308)	(128,111)	(65,867)
Less: specific legal reserves increase	(8,000)	(5,500)	(14,675)	(5,500)
Adjusted operating expenses	175,203	154,396	680,308	535,548
Adjusted Operating income	$28,246	$40,210	$138,443	$105,705
Adjusted Operating ratio	86.1%	79.3%	83.1%	83.5%

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Reconciliation of Net Income to Adjusted Net Income

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)

Net income (GAAP)	$17,983	$27,891	$90,673	$76,516

Adjustments:
Specific legal reserves increase	8,000	5,500	14,675	5,500

Tax benefit of adjustment (3)	(1,981)	(1,299)	(3,495)	(1,390)

Adjusted Net income (non-GAAP)	$24,002	$32,092	$101,853	$80,626

P.A.M. Transportation Services, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited)

Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share (1)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Diluted earnings per share (GAAP)	$0.81	$1.24	$4.04	$3.35

Adjustments:
Specific legal reserves increase	0.36	0.24	0.65	0.24

Tax benefit of adjustment (3)	(0.09)	(0.06)	(0.15)	(0.06)

Adjusted Diluted earnings per share (non-GAAP)	$1.08	$1.42	$4.54	$3.53

_______________________________________

1)	All prior period share and per share data has been retroactively adjusted to reflect the Company’s separate 2-for-1 forward stock splits effective August 16, 2021 and March 29, 2022, respectively.
2)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

3)	The tax benefit is calculated using the effective tax rates for each respective period prior to any adjustments for non-GAAP amounts.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111